EXHIBIT 10.8

Master Securities Forward Transaction Agreement	GLOBAL CREDIT DEPT. PROCESSED A/C #: not open yet DATE: 7-19-02

Dated as of	APRIL 3, 2002
Between:	Bear Stearns & Co.
And	Crescent Mortgage Services, Inc.

1. Applicability

From time to time the parties hereto may enter into transactions for the purchase or sale of mortgage backed and other asset-backed securities and such other securities as may be set forth in Annex I hereto (“Securities”), including pursuant to when-issued, TBA, dollar roll and other transactions that result or may result in the delayed delivery of Securities. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, and in any other annexes identified herein or therein as applicable hereunder.

2. Definitions

(a)	“Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election; (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days; (iii) the making by such party of a general assignment for the benefit of creditors; or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)	“Business Day”, any day on which the Federal Reserve Bank of New York and the government securities markets are open for business, or such other day as may be specified by the parties in Annex I hereto;
(c)	“Buyer”, the party purchasing the Securities;
(d)	“Collateral”, the meaning specified in Paragraph 4 hereof;
(e)	“Confirmation”, the meaning specified in Paragraph 3(b) hereof;
(f)	“Forward Collateral”, the meaning specified in an annex hereto;
(g)	“Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);
(h)	“Seller”, the party selling the Securities;
(i)	“Settlement Date”, the date agreed upon by the parties for the payment of funds and the delivery of the Securities; and
(j)	“Trade Date”, the date on which the parties enter into a Transaction.

3. Initiation and Confirmation

(a)	An agreement to enter into a Transaction may be made orally or in writing at the initiation of either party and shall be legally binding from the moment such agreement is made.
(b)	Upon agreeing to enter into a Transaction hereunder, one or both parties, as shall be agreed, shall promptly deliver to the other party a confirmation, in writing or as otherwise agreed and in accordance with market practice, of each Transaction (a “Confirmation”). The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between the parties with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

4. Security Interest

Any party obligated to provide Forward Collateral pursuant to an annex hereto (“Pledgor”) here-by grants to the other party (“Pledgee”) a continuing first security interest in and right of setoff against all Forward Collateral and all other securities, money and other property, and all proceeds of any of the foregoing, now or hereafter delivered by or on behalf of Pledgor to Pledgee, held or carried by Pledgee for the account of Pledgor or due from Pledgee to Pledgor (collectively, the “Collateral”), as security for the payment and performance by Pledgor of all obligations of Pledgor to Pledgee under this Agreement (the “Secured Obligations”). Pledgee shall be entitled to repledge or assign any and all Collateral to secure loans or other extensions of credit to Pledgee or other of its obligations, which obligations may be in amounts greater than, and may extend for periods of time longer than, the periods during which Pledgee is entitled to Collateral as security for the obligations of Pledgor; provided, however, that no such transaction shall relieve Pledgee of its obligations to transfer Collateral to Pledgor pursuant to Paragraph 7 of this Agreement or any annex hereto.

5. Payment and Transfer; Market Practice

(a)	Unless otherwise mutually agreed, each Transaction shall be settled on a delivery - versus-payment basis and payment shall be made in immediately available funds to Seller or upon Seller’s order. None of Seller’s property interest in the Securities shall pass to Buyer until such delivery and payment are made. Transfers of funds and Securities shall be made to such accounts as the parties shall agree with respect to a Transaction. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.
(b)	Each party will comply with, and this Agreement and each Transaction is subject to, including with regard to settlement, the market practice for the type of Transaction involved, including provisions of the Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities applicable to transactions in certain securities between members of the The Bond Market Association (the “Association”), as currently in effect, or successor provisions thereto (the “Uniform Practices”), regardless of whether both parties are members of the Association, to the extent that such market practice (including the Uniform Practices) does not conflict with the terms of this Agreement or any Confirmation for any Transaction.

6. Representations

Each party represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal); (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal); (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect; and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Trade Date for any Transaction each party shall be deemed to repeat all of the foregoing representations made by it.

7. Events of Default

In the event that (i) either party fails to make on the Settlement Date of any Transaction any payment of funds or any delivery of Securities required pursuant to such Transaction; (ii) an Act of Insolvency occurs with respect to either party; (iii) any representation made by either party shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated; or (iv) either party shall admit to the other its inability to, or its intention not to, perform its obligations hereunder (each an “Event of Default”):

(a)	The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and without prior notice to the defaulting party; (i) cancel and otherwise liquidate and close out any and all Transactions, whereupon the defaulting party shall be liable to the nondefaulting party for any resulting loss, damage, cost and expense; (ii) set off any obligation, including any obligation with respect to securities, money or other property, of the nondefaulting party to the defaulting party against any of the defaulting party’s obligations to the nondefaulting party hereunder; (iii) (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all noncash Collateral and apply the proceeds thereof and the amount of any cash Collateral to the Secured Obligations or (B) in its sole discretion elect, in lieu of selling all or a portion of such non-cash Collateral, to give the defaulting party credit for such noncash Collateral in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source; and (iv) take any other action necessary or appropriate to protect and enforce its rights and preserve the benefits of its bargain under this Agreement and any Transaction. The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of its option to declare an Event of Default as promptly as practicable.
(b)	Any Collateral held by the defaulting party, together with any income thereon and proceeds thereof, shall be immediately transferred by the defaulting party to the nondefaulting party. The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), and without prior notice to the defaulting party; (i) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any securities Collateral that is not delivered by the defaulting party to the nondefaulting party as required hereunder; or (ii) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source, whereupon the defaulting party shall be liable for the price of such Replacement Securities together with the amount of any cash Collateral not delivered by the defaulting party to the nondefaulting party as required hereunder.
(c)	The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default; (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default; and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
(d)	To the extent permitted by applicable law, the defaulting party shall be liable to the nondefaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party; or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 7(d) shall be at a rate equal to the Prime Rate.
(e)	Unless otherwise provided in Annex 1, the parties acknowledge and agree that (i) securities included in the Collateral are instruments traded in a recognized market; (ii) in the absence of a generally recognized source for prices or bid or offer quotations for any such securities Collateral or any Securities, the nondefaulting party may establish the source therefor in its sole discretion; and (iii) all prices, bids and offers shall be determined together with accrued principal and/or interest thereon (except to the extent contrary to market practice with respect to the relevant securities).
(f)	The nondefaulting party shall have all of the rights and remedies provided to a secured party under the New York Uniform Commercial Code and, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

8. Single Agreement

The parties acknowledge that, and have entered hereinto and will enter into each Transaction here-under in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of the parties agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder; (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder; and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any such Transaction hereunder, and the obligations to make such payments, deliveries and other transfers may be applied against each other and netted.

9. Risk of Loss

The risk of loss of engaging in when-issued, TBA, dollar roll and other transactions that result or may result in the delayed delivery of securities can be substantial. Each party should carefully consider when such transactions are suitable for its financial condition, its investment objectives and any legal or regulatory restrictions placed upon it and whether the party has the operational resources in place to monitor the associated risks and contractual obligations over the term of the Transaction. A primary risk of such transactions is that the market value of the securities on the Settlement Date or at any time during the term of the Transaction could vary substantially from the price at which such securities are purchased or sold due to such factors as market-price fluctuations and interest-rate movements occurring between the Trade Date and the Settlement Date. A second risk is that on the Settlement Date one party to such a transaction may be unable to perform, resulting in substantial loss, including the possible loss of any Collateral held by the defaulting party. A third risk is that a party may from time to time take proprietary positions and/or make a market in securities identical or economically related to Transactions entered into with the other party. A party may also undertake proprietary activities, including hedging transactions related to the initiation or termination of a Transaction, that may adversely affect the market price, rate, index or other market factors underlying a Transaction and consequently the value of the Transaction. Finally, another risk relates to the requirements that may be imposed under an annex hereto that Forward Collateral be deposited at the Trade Date or periodically thereafter as the markets move against a party’s position. A party’s inability to meet a demand for such Forward Collateral, at times on short notice, may result in closing out of Transactions and losses to that party. This brief statement does not disclose all of the risks and other material considerations of such transactions. Accordingly, before engaging in Transactions, each party should consult its own business, legal, tax and accounting advisers with respect to the proposed Transaction and examine the contractual arrangements contained herein carefully to determine all risks and whether the Transaction is appropriate for that party. Each party agrees that the other party is not acting as a fiduciary or an advisor for it in respect of this Agreement or any Transaction.

10. Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

11. Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for when-issued, TBA, dollar roll and other transactions that result or may result in the delayed delivery of Securities. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

12. Nonassignability; Termination

(a)	The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transaction shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.
(b)	Subparagraph (a) of this Paragraph 12 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 7 hereof.

13. Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflicts of law principles thereof.

14. No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto.

15. Use of Employee Plan Assets

If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

16. Intent

(a)	The parties recognize that each Transaction is a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended.
(b)	It is understood that either party’s right to cancel Transactions hereunder or to exercise any other remedies pursuant to Paragraph 7 hereof is a contractual right to liquidate such Transaction as described in Section 555 of Title 11 of the United States Code, as amended.
(c)	The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as that term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder.
(e)	It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

BEAR, STEARNS & CO. INC.		CRESCENT MORTGAGE SERVICES, INC.
By:	/s/ MICHAEL J. ALIX	By:	/s/ MICHAEL P. LEDDY

	Michael J. Alix		Michael P. Leddy
Title:	Sr. Managing Director	Title:	Executive Vice President
Date:		Date:	4-16-02

Annex I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Securities Forward Transaction Agreement dated as of APRIL 3, 2002 (“Agreement”) between Bear, Stearns & Co. Inc.(“Bear Stearns”) and Crescent Mortgage Services, Inc. Capitalized terms used but not defined in this Annex I shall have the meaning ascribed to them in the Agreement.

1.	Other Applicable Annexes. In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form part of the Agreement and shall be applicable thereunder: Annex III Mark-to-Market Provisions.
2.	Confirmations. For the purposes of Paragraph 3(b) of the Agreement, Bear Stearns shall deliver all Confirmations.
3.	Definitions. The following shall be added at the end of Paragraph 2, of the Agreement Definitions:
(a)	“U.S. Treasury securities, municipal securities, and corporate debt securities” shall be included within the definition of the term “Securities.”
(b)	“Minimum Call Level” means $250,000.
(c)	“Return Level” means $250,000.
(d)	“Threshold Amount” means $1,000,000.
4.	Margin Transfers. Notwithstanding anything to the contrary in Annex III, (including without limitation, references to the elimination of the Net Unsecured Forward Exposure), the parties hereby agree that, their respective rights under subparagraph 2(a) of Annex III shall be exercised as follows:

The In-the-Money Party may require the Out-of-the-Money Party to transfer Forward Collateral to reduce the net Unsecured Forward Exposure to the Threshold Amount if such Net Unsecured Forward Exposure exceeds the Threshold Amount by the Minimum Call Level.

The Out-of-the Money Party may not require the In-the-Money Party to return any Excess Forward Collateral Amount unless such Excess Forward Collateral Amount exceeds the Return Level.

5.	Provision of Financial Statements. Promptly upon request, each party agrees to furnish the other party promptly after the end of each semi-annual period copies of its balance sheet and its income statement for the interim period then ended, and to furnish the other party as soon as available after the end of each fiscal year, copies of its balance sheet and income statements as of the end of such year and of its changes in financial position for such fiscal year as certified by its independent public accountants.
6.	Representations and Warranties. In addition to the representations and warranties made pursuant to Paragraph 6 of the Agreement, each party represents and warrants to the other party, that on the date of each delivery of securities related to any Transaction, such party shall have good, valid, and marketable title to the securities to be transferred to the other party in such Transaction; such party has the unqualified right to sell, transfer, assign, and pledge such securities and all such securities, upon delivery to the other party (or its custodian, as the case may be), will be free and clear of any lien, security interest, charge encumbrance, or other adverse claim, except such as may exist in favor of the other party

7.	Scope of Agreement. Each and every outstanding forward and other delayed-delivery transaction, however designated, entered into between the parties prior to the date of this Agreement is deemed, from the date hereof, to constitute a Transaction for purposes of this Agreement, to have been entered into pursuant to this Agreement and to be governed by the terms and conditions of this Agreement. In no event shall this Agreement govern any transaction that is governed by a repurchase agreement entered into by the parties.
8.	Mark-to-Market Provision. (a) In no event shall the failure of either party to request the transfer of any Forward Collateral pursuant to any Annex to the Agreement be deemed to have any impact on the value of any Forward Collateral, whether for purposes of such Annex or in the exercise of remedies pursuant to Paragraph 7 of the Agreement.

(b) Each payment or transfer made pursuant to Section 2 of Annex III shall be a “margin payment” as defined in Section 741(5) and 761(15) of Title 11 of the United States Code, or any successor provision(s) thereto.

BEAR, STEARNS & CO. INC.		CRESCENT MORTGAGE SERVICES, INC.
By:	/s/ MICHAEL J. ALIX	By:	/s/ MICHAEL P. LEDDY

	Michael J. Alix		Michael P. Leddy
Title:	Senior Managing Director	Title:	Executive Vice President

Annex II

Names and Addresses for Communication Between the Parties

Bear, Stearns & Co. Inc.
Government Operations
1 MetroTech Center North
7th Floor
Brooklyn, NY 11201-3859

Attention: Sr. Managing Director
Telephone: (212) 272-1203

Annex III

Mark-to-Market Provisions

This Annex III forms a part of the Master Securities Forward Transaction Agreement dated as of APRIL 3, 2002 (the “Agreement”) between Bear Stearns & Co. and Crescent Mortgage Services, Inc. Capitalized terms used but not defined in this Annex III shall have the meanings ascribed to them in the Agreement.

1.	Definitions. For purposes of the Agreement and this Annex III, the following terms shall have the following meanings:
(a)	“Forward Exposure”, the amount of loss a party would incur upon canceling a Transaction and entering into a replacement transaction, determined in accordance with market practice or as otherwise agreed by the parties;
(b)	“Market Value”, with respect to any Forward Collateral consisting of securities as of any date, the price for such securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued principal and/or interest to the extent not included therein (other than any such income transferred to the pledgor thereof) as of such date (unless contrary to market practice for such securities), and with respect to any Forward Collateral consisting of cash, the amount thereof;
(c)	“Net Forward Exposure”, the aggregate amount of a party’s Forward Exposure to the other party under all Transactions hereunder reduced by the aggregate amount of any Forward Exposure of the other party to such party under all Transactions hereunder; and
(d)	“Net Unsecured Forward Exposure”, a party’s Net Forward Exposure reduced by the Market Value of any Forward Collateral transferred to such party (and not returned) pursuant to Paragraph 2 of this Annex III.
2.	Margin Maintenance.
(a)	If at any time a party (the “In-the-Money Party”) shall have a Net Unsecured Forward Exposure to the other party (the “Out-of-the-Money Party”) under one or more Transactions, the In-the-Money Party may by notice to the Out-of-the-Money Party require the Out-of-the-Money Party to transfer to the In-the-Money Party U.S. Treasury securities or cash (together with any income thereon and proceeds thereof, “Forward Collateral”) having a Market Value sufficient to eliminate such Net Unsecured Forward Exposure. The Out-of-the-Money Party may by notice to the In-the-Money Party require the In-the-Money Party to transfer to the Out-of-the-Money Party Forward Collateral having a Market Value that exceeds the In-the-Money Party’s Net Forward Exposure (“Excess Forward Collateral Amount”).

(b)	The parties may agree, with respect to any or all Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph may be exercised only where a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, exceeds a specified dollar amount or other specified threshold for such Transactions (which amount or threshold shall be agreed to by the parties prior to entering into any such Transactions).
(c)	The parties may agree, with respect to any or all Transactions hereunder, that the respective rights of the parties under subparagraph (a) of this Paragraph to require the elimination of a Net Unsecured Forward Exposure or Excess Forward Collateral Amount, as the case may be, may be exercised whenever such a Net Unsecured Forward Exposure or Excess Forward Collateral Amount exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under the Agreement).
(d)	The parties may agree, with respect to any or all Transactions hereunder, that (i) one party shall transfer to the other party Forward Collateral having a Market Value equal to a specified dollar amount or other specified threshold no later than a deadline agreed to by the parties in the relevant Confirmation, in Annex I to the Agreement or otherwise on the Trade Date for such Transaction or (ii) one party shall not be required to make any transfer otherwise required to be made under this Paragraph if, after giving effect to such transfer, the Market Value of the Forward Collateral held by such party would be less than a specified dollar amount or other specified threshold (which amount or threshold shall be agreed to by the parties prior to entering into any such Transaction).
(e)	If any notice is given by a party to the other under subparagraph (a) of this Paragraph by 10:00 a.m. on any Business Day, the party receiving such notice shall transfer Forward Collateral as provided in such subparagraph no later than the close of business in the relevant market on such Business Day; if such notice is received after 10:00 a.m. on any Business Day or on a day not a Business Day, the party receiving such notice shall transfer such Forward Collateral no later than the close of business in the relevant market on the next Business Day.
(f)	Upon the occurrence of the Settlement Date for any Transaction and the performance by the parties of their respective obligations to transfer cash and Securities on such date, any Forward Collateral in respect of such Transaction, together with any income thereon and proceeds thereof, shall be transferred by the party holding such Forward Collateral to the other party; provided, however, that neither party shall be required to transfer such Forward Collateral to the other if such transfer would result in the creation of a Net Unsecured Forward Exposure of the transferor.

(g)	The pledgor of Forward Collateral may, subject to agreement with and acceptance by the pledgee thereof, substitute other securities reasonably acceptable to the pledgee for any securities Forward Collateral. Such substitution shall be made by transfer to the pledgee of such other securities and transfer to the pledgor of such securities Forward Collateral. After substitution, the substituted securities shall constitute Forward Collateral.
(h)	Transfers of cash and securities Forward Collateral shall be made in the same manner as the transfer of cash and Securities under Paragraph 5 of the Agreement.
3.	Events of Default. In addition to the Events of Default set forth in Paragraph 7 of the Agreement, it shall be an additional “Event of Default” if either party fails, after one Business Day’s notice, to perform any covenant or obligation required to be performed by it under any provision of this Annex III.
4.	No Waivers, Etc. Without limitation of the provisions of Paragraph 14 of the Agreement, the failure to give a notice pursuant to subparagraph (a), (b), (c) or (d) of Paragraph 2 of this Annex III will not constitute a waiver of any right to do so at a later date.

Annex IV

Party Acting as Agent

This Annex IV forms a part of the Master Securities Forward Transaction Agreement dated as of APRIL 3, 2002 (the “Agreement”) between Bear Stearns & Co. and Crescent Mortgage Services, Inc. This Annex IV sets forth the terms and conditions governing all transactions in which a party (“Agent”) in a Transaction is acting as agent for one or more third parties (each, a “Principal”). Capitalized terms used but not defined in this Annex IV shall have the meanings ascribed to them in the Agreement.

1. Additional Representations. In addition to the representations set forth in Paragraph 6 of the Agreement, Agent hereby makes the following representations, which shall continue during the term of any Transaction: Principal has duly authorized Agent to execute and deliver the Agreement on its behalf, has the power to so authorize Agent and to enter into the Transactions contemplated by the Agreement and to perform the obligations of Principal under such Transactions, and has taken all necessary action to authorize such execution and delivery by Agent and such performance by it.

2. Identification of Principals. Agent agrees (a) to provide the other party, prior to the date on which the parties agree to enter into any Transaction under the Agreement, with a written list of Principals for which it intends to act as Agent (which list may be amended in writing from time to time with the consent of the other party), and (b) to provide the other party, before the close of business on the next Business Day after orally agreeing to enter into a Transaction, with notice of the specific Principal or Principals for whom it is acting in connection with such Transaction. If (i) Agent fails to identify such Principal or Principals prior to the close of business on such next Business Day or (ii) the other party shall determine in its sole discretion that any Principal or Principals identified by Agent are not acceptable to it, the other party may reject and rescind any Transaction with such Principal or Principals, return to Agent any Securities or any payment for such Securities, as the case may be, previously transferred to the other party and refuse any further performance under such Transaction, and Agent shall immediately return to the other party any payment for the Securities or the Securities, as the case may be, previously transferred to Agent in connection with such Transaction; provided, however, that (A) the other party shall promptly (and in any event within one Business Day) notify Agent of its determination to reject and rescind such Transaction and (B) to the extent that any performance was rendered by any party under any Transaction rejected by the other party, such party shall remain entitled to any amounts that would have been payable to it with respect to such performance, including any changes in the mid-market value of the Transaction, if such Transaction had not been rejected. The other party acknowledges that Agent shall not have any obligation to provide it with confidential information regarding the financial status of its Principals; Agent agrees, however, that it will assist the other party in obtaining from Agent’s Principals such information regarding the financial status of such Principals as the other party may reasonably request.

3. Limitation of Agent’s Liability. The parties expressly acknowledge that if the representations of Agent under the Agreement, including this Annex IV, are true and correct in all material respects during the term of any Transaction and Agent otherwise complies with the provisions of this Annex IV, then (a) Agent’s obligations under the Agreement shall not include a guarantee of performance by its Principal or Principals and (b) the other party’s remedies shall not include a right of setoff in respect of rights or obligations, if any, of Agent arising in other transactions in which Agent is acting as principal.

4. Multiple Principals.

(a)	In the event that Agent proposes to act for more than one Principal hereunder, Agent and the other party shall elect whether (i) to treat Transactions under the Agreement as transactions entered into on behalf of separate Principals or (ii) to aggregate such Transactions as if they were transactions by a single Principal. Failure to make such an election in writing shall be deemed an election to treat Transactions under the Agreement as transactions on behalf of separate Principals.
(b)	In the event that Agent and the other party elect (or are deemed to elect) to treat Transactions under the Agreement as transactions on behalf of separate Principals, the parties agree that (i) Agent will provide the other party, together with the notice described in Paragraph 2(b) of this Annex IV, notice specifying the portion of each Transaction allocable to the account of each of the Principals for which it is acting (to the extent that any such Transaction is allocable to the account of more than one Principal); (ii) the portion of any individual Transaction allocable to each Principal shall be deemed a separate Transaction under the Agreement; (iii) the margin maintenance provisions of any Annex to the Agreement, if any, shall be determined on a Transaction-by-Transaction basis (unless the par-ties agree to determine such obligations on a Principal-by-Principal basis); and (iv) remedies available to the parties under the Agreement upon the occurrence of an Event of Default shall be determined as if Agent had entered into a separate Agreement with the other party on behalf of each of its Principals.
(b)	In the event that Agent and the other party elect to treat Transactions under the Agreement as if they were transactions by a single Principal, the parties agree that (i) Agent’s notice under Paragraph 2(b) of this Annex IV need only identify the names of its Principals but not the portion of each Transaction allocable to each Principal’s account; (ii) the margin maintenance provisions of any Annex to the Agreement shall, subject to any greater requirement imposed by applicable law, be determined on an aggregate basis for all Transactions entered into by Agent on behalf of any Principal; and (iii) remedies available to the parties upon the occurrence of an Event of Default shall be determined as if all Principals were a single defaulting or nondefaulting party, as the case may be.
(c)	Notwithstanding any other provision of the Agreement (including, without limitation, this Annex IV), the parties agree that any Transactions by Agent on behalf of an employee benefit plan under ERISA shall be treated as Transactions on behalf of separate Principals in accordance with Paragraph 4(b) of this Annex IV and all margin maintenance obligations of the parties shall be determined on a Transaction-by-Transaction basis.

5. Interpretation of Terms. All references to a “party,” the “parties,” “Seller” or “Buyer,” as the case may be, in the Agreement shall, subject to the provisions of this Annex IV (including, among other provisions, the limitations on Agent’s liability in Paragraph 3 of this Annex IV), be construed to reflect that (i) each Principal shall have, in connection with any Transaction or Transactions entered into by Agent on its behalf, the rights, responsibilities, privileges and obligations of a “party” directly entering into such Transaction or Transactions with the other party under the Agreement, and (ii) Agent’s Principal or Principals have designated Agent as their sole agent for performance of a party’s obligations to the other party and for receipt of performance by the other party in connection with any Transaction or Transactions under the Agreement (including, among other things, as Agent for each Principal in connection with transfers of securities, cash or other property and as agent for giving and receiving all notices under the Agreement). Both Agent and its Principal or Principals shall be deemed “parties” to the Agreement and all references to a “party” or “either party” in the Agreement shall be deemed revised accordingly (and any Act of Insolvency with respect to Agent or any other Event of Default by Agent under Paragraph 7 of the Agreement shall be deemed an Event of Default by the Principal or Principals for such Agent).

40 Broad Street
New York, NY 10004-2373
Telephone 212.440.9400
Fax 212.440.5260
www.bondmarkets.com